UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FRIEDMAN INDUSTRIES, INCORPORATED

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FRIEDMAN INDUSTRIES, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Friedman Industries, Incorporated:

The Annual Meeting of Shareholders of Friedman Industries, Incorporated will be held in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, on Friday, August 28, 2015, at 11:00 a.m. (Central Time), for the following purposes:

(1)	To elect a board of seven directors for the following year.

(2)	To vote on a non-binding advisory resolution regarding the compensation of Named Executive Officers.

(3)	To ratify the selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016.

(4)	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on July 10, 2015, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

All shareholders are cordially invited to attend the meeting.

This notice and the accompanying proxy materials have been sent to you by order of the Board of Directors.

By Order of the Board of Directors,

ALEX LARUE Secretary

                    , 2015

Houston, Texas

IMPORTANT

Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and mail it in the enclosed envelope to assure representation of your shares. If you attend the meeting, you may vote either in person or by your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON AUGUST 28, 2015

The accompanying proxy statement, a form of proxy card and a copy of our 2015 Annual Report to Shareholders are available at http://www.friedmanindustries.com/proxy.htm.

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on August 28, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the “Company”), 19747 Hwy 59 N, Suite 200, Humble, Texas 77338 (telephone number 713-672-9433) to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. (Central Time) on Friday, August 28, 2015 (the “Annual Meeting”), in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of all of the nominees listed herein, (ii) for the non-binding, advisory resolution regarding the compensation of Named Executive Officers, (iii) for the ratification of the selection of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016 and (iv) in the discretion of such persons in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder’s execution and return of a subsequent proxy or the shareholder’s voting in person at the Annual Meeting.

At the close of business on July 10, 2015, there were 6,799,444 shares of our common stock, $1.00 par value (“Common Stock”), outstanding. Holders of record of Common Stock on such date will be entitled to one vote per share on all matters to come before the shareholders at the Annual Meeting.

The holders of a majority of the total shares of Common Stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Our Annual Report to Shareholders for the fiscal year ended March 31, 2015, including financial statements, is enclosed with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting materials. This proxy statement is being mailed on or about                     , 2015, to shareholders of record as of July 10, 2015.

PROPOSAL 1:

ELECTION OF DIRECTORS

The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors consists of seven members.

It is intended that the persons appointed as proxies to act on behalf of shareholders in the enclosed proxy will vote for the election of the seven nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by the Nominating Committee of the Board of Directors.

The enclosed form of proxy provides a means for shareholders to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each director nominee receiving a plurality of votes cast will be elected as a director.

If you hold shares of our Common Stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

Nominee	Principal Occupation and Business Experience for more than the Last Five Years	Director Since	Age
William E. Crow	Chief Executive Officer of the Company since February 2006; President of the Company since 1995; President of Texas Tubular Products Division of the Company since 1990; formerly Vice President of the Company since 1981; formerly Chief Operating Officer of the Company since 1995, in each case, Longview, Texas	1998	68
Durga D. Agrawal	President, Piping Technology & Products, Inc. (pipe fabrication), Houston, Texas	2006	70
Charles W. Hall	Attorney, Norton Rose Fulbright US LLP (law firm), Houston, Texas	1974	85
Alan M. Rauch	President, Ener-Tex International Inc. (oilfield equipment sales), Houston, Texas	1980	80
Max Reichenthal	President, Texas Iron and Metal (steel product sales), Houston, Texas	2008	57
Joel Spira	Private investor, Houston, Texas; formerly Partner, Weinstein Spira & Company (accounting firm), Houston, Texas	2007	77
Joe L. Williams	Partner, PozmantierWilliams Insurance Consultants, LLC (insurance and risk management consultants), Houston, Texas	2000	69

The Board of Directors recommends voting “FOR” the election of each of the nominees named above.

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors.

Director Qualifications

As set forth in the Charter of the Nominating Committee of the Board of Directors, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the applicable rules of the NYSE MKT. In addition, the Nominating Committee shall consider the following qualifications in assessing director candidates: (a) an understanding of business and financial affairs and the complexities of a business organization; (b) a record of competence and accomplishments through leadership in industry, education, the professions or government; (c) a genuine interest in representing all of the shareholders and the interest of the Company overall; (d) a willingness to maintain a committed relationship with the Company as a director; (e) a willingness and ability to spend the necessary time required to function effectively as a director; (f) a reputation for honesty and integrity; and (g) such other additional qualifications as the Nominating Committee may establish from time to time, taking into account the composition and expertise of the entire Board of Directors.

In addition, the following experience, qualifications, attributes and skills were considered in determining the current nominees for director:

Mr. Crow has been associated with our Company in various capacities since 1972, including as an executive officer since 1981. His combination of experience and thorough knowledge of our business qualify him to serve as a member of our Board of Directors.

Mr. Agrawal has past and current experience as an executive officer in charge of running a business in Houston, Texas. His independence, his executive experience and broad operational and business experience qualify him to serve as a member of our Board of Directors.

Mr. Hall has been a director of our Company since 1974. He is a retired partner from Norton Rose Fulbright US LLP, our Company’s counsel. He continues to be associated with the firm and continues to practice law. His long tenure as an independent director and knowledge of our business qualify him to serve as a member of our Board of Directors.

Mr. Rauch has past and current experience as an executive officer in running several businesses, including his current operation in Houston, Texas. His independence, his insight into our operations and his executive experience qualify him to serve as a member of our Board of Directors.

Mr. Reichenthal has past and current experience as an executive officer in charge of running a business in Houston, Texas. He is thoroughly familiar with the steel and pipe business. His independence, his business experience and his experience as an executive officer qualify him to serve as a member of our Board of Directors.

Mr. Spira has a background in accounting and finance. He was formerly a partner at Weinstein Spira & Company, an accounting firm in Houston, Texas. Mr. Spira qualifies as a “financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”). His independence, his executive experience and his background in accounting and financial matters qualify him to serve as a member of our Board of Directors.

Mr. Williams has a broad range of experience in insurance and risk management. He has served as an executive officer in several large insurance businesses and is currently a partner of an insurance operation in Houston, Texas. His independence, insight into business operations and executive experience qualify him to serve as a member of our Board of Directors.

Identifying and Evaluating Nominees for Directors

The Nominating Committee of the Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. Shareholders may recommend nominees by contacting the Nominating Committee at P.O. Box 62388, Houston, Texas 77205. With respect to appropriately qualified nominees recommended by shareholders, our Nominating Committee will consider such nominees in the same manner as it evaluates other potential director nominees. In evaluating director nominations, the Nominating Committee seeks to achieve a diverse range of perspectives based on each Board member’s knowledge, life experiences, capabilities and background. While the Nominating Committee does not have a formal policy with respect to diversity, it does attempt to identify director nominees who can provide a diverse perspective to the Board of Directors.

Board of Directors Independence

The Board of Directors has affirmatively determined that all members of the Board, with the exception of Mr. Crow, are independent and have no material relationship with the Company that would interfere with their exercise of independent judgment.

Board Executive Session

In addition to regular Board meetings, the Board of Directors has established a program for the independent directors to meet at regularly scheduled executive sessions without management present as often as necessary, but not less than once in each fiscal year. Mr. Williams serves as the presiding director for each executive session.

Board Leadership Structure and Role in Risk Oversight

The Company currently does not have a Chairman of the Board. Mr. Crow, Chief Executive Officer of the Company, serves as the chairman of the meetings of the Board and in consultation with Mr. Alex LaRue, Vice President — Secretary & Treasurer of the Company, prepares the agenda for Board meetings. This arrangement allows Mr. Crow to focus on the day-to-day management of the Company as well as lead the meetings of the Board of Directors. Mr. Williams serves as the presiding director of the executive sessions of the Board, in which all independent directors meet outside of the presence of management to discuss various matters pertaining to the Company.

With respect to the oversight of the Company’s risk, the Company’s executive officers supervise the day-to-day risk management responsibilities and in turn report, when necessary, to the Audit Committee with respect to financial and operational risk and to the full Board with respect to risks associated with the Company’s overall strategy.

Attendance at the Annual Meeting of Shareholders

The Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Directors are encouraged to and generally attend the Annual Meeting of Shareholders. All of the directors attended the 2014 Annual Meeting of Shareholders.

Communications with the Board

Shareholders may contact our directors individually, a committee of the Board of Directors, the independent directors of the Board of Directors as a group or the Board of Directors generally by mailing the communication to Friedman Industries, Incorporated, Shareholder Communications, P.O. Box 62388, Houston, Texas 77205, to the attention of the Corporate Secretary. Communications that are intended specifically for the independent directors should be sent to the same address, to the attention of the Presiding Director of the Executive Sessions.

Proposals submitted by shareholders for inclusion in our annual proxy statement will not be considered shareholder communications under this policy and shall be handled in accordance with the rules and regulations promulgated from time to time by the SEC and the procedures described below in this proxy statement.

Investor Information

To obtain a printed copy of our Code of Conduct and Ethics or the charter for the Audit Committee or the Nominating Committee of the Board of Directors or to obtain directions to our Annual Meeting, send a request to us in care of Investor Relations, P.O. Box 62388, Houston, Texas 77205.

Director Compensation

For the fiscal year ended March 31, 2015, with the exception of Mr. Crow, directors were paid $6,000 per quarter. In addition, the Chairman and members of the Audit Committee received $3,000 and $2,250, respectively, for each Audit Committee meeting attended. Mr. Crow receives no compensation for serving as director.

Except for Mr. Crow, who is a Named Executive Officer (as defined in “Executive Compensation” below), the following table summarizes compensation paid to each director during the fiscal year ended March 31, 2015:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Durga Agrawal, Ph.D.	26,250	—	26,250
Charles W. Hall	24,000	—	24,000
Alan M. Rauch	30,750	—	30,750
Max Reichenthal	24,000	—	24,000
Joel Spira	33,000	—	33,000
Joe L. Williams	24,000	—	24,000

Board of Directors Affiliations

Mr. Hall is associated with Norton Rose Fulbright US LLP, our outside legal counsel. Mr. Williams is a Partner with PozmantierWilliams Insurance Consultants, LLC which, at times, provides insurance consulting services to us. Mr. Agrawal is the President of Piping Technology & Products, Inc., a customer of ours. We recorded sales of approximately $125,500 to Piping Technology & Products, Inc. in fiscal 2015. These sales were arm’s length transactions.

Related Party Transactions

During fiscal years 2015 and 2014, there were no transactions with related persons which required disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR Part 229).

Policies and Procedures with Respect to Approval of Related Party Transactions

The Audit Committee of the Board of Directors has adopted a written policy with respect to related party transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction between us and any related party other than transactions (i) available to all employees generally or (ii) involving less than $5,000 when aggregated with all similar transactions. The Audit Committee is responsible for reviewing, approving and ratifying any related party transaction. In general, the policy prohibits all related party transactions although the Audit Committee may approve related party transactions (A) in exceptional circumstances where the situation is urgent and no reasonable alternatives exist, (B) when the benefit is unique and significant or (C) the economic value to us is highly compelling over an extended period.

Committees of the Board of Directors and Meeting Attendance

During fiscal year 2015, the Board of Directors met four times.

The Board of Directors has an Audit Committee which currently consists of Messrs. Agrawal, Rauch and Spira (Chairman). The Audit Committee discusses with the independent accountants and management our financial statements and the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the audit report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and engages our independent auditor. The Audit Committee’s responsibilities to the Board of Directors are further detailed in the Second Amended and Restated Charter of the Audit Committee, as amended, which is not available on our website but is attached as Appendix A to this proxy statement. The Audit Committee met four times in fiscal year 2015.

The Board of Directors has a Compensation Committee composed of Messrs. Agrawal, Rauch (Chairman) and Reichenthal. The Compensation Committee considers and recommends for approval by the Board of Directors adjustments to the compensation of our executive officers and the implementation of any compensation program. In addition, the Compensation Committee administers any stock option or stock plan of the Company pursuant to the terms of such plan. As permitted by the rules of the NYSE MKT, the Compensation Committee does not currently operate under a charter. The Compensation Committee met two times in fiscal year 2015.

The Board of Directors has a Nominating Committee currently composed of Messrs. Agrawal, Rauch, Reichenthal (Chairman) and Spira, each of whom is independent in accordance with the applicable rules of the NYSE MKT. Nominees to the Board of Directors are proposed by the Nominating Committee. The Nominating Committee’s responsibilities are further detailed in the Charter of the Nominating Committee, which is not available on our website but is attached as Appendix B to this proxy statement. The Nominating Committee will consider appropriately qualified nominees timely recommended by shareholders in the same manner as it evaluates other potential director nominees. The Nominating Committee met one time in fiscal year 2015.

During the fiscal year ended March 31, 2015, no director attended fewer than 75% of the combined meetings of the Board of Directors and of any committee of which such director was a member except for Mr. Agrawal, who was unable to attend certain meetings due to medical emergencies of his spouse.

Audit Committee Qualifications

The Board of Directors has affirmatively determined that all members of the Audit Committee are independent in accordance with the applicable rules of the NYSE MKT and Rule 10A-3(b)(1) of the Exchange Act. The Board also has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Spira meets the financial sophistication requirements set forth in the applicable rules of the NYSE MKT and qualifies as an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002, as amended.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed with our management and Hein & Associates LLP (“Hein”), our independent auditor, the audited financial statements of the Company contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015. The Audit Committee has also discussed with our independent auditor the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee received and has discussed the written disclosures and letters from Hein required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Hein its independence in connection with its audit of our most recent financial statements. The Audit Committee has also considered whether the provision of non-audit services to the Company by Hein is compatible with maintaining that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to liabilities under Section 18 of the Exchange Act nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Durga D. Agrawal
Alan M. Rauch
Joel Spira

Procedures and Processes for Determining Executive and Director Compensation

The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer and our other Named Executive Officers. The Committee also reviews and discusses with the Chief Executive Officer, and recommends to the full Board of Directors, the compensation for all other officers of the Company. The Committee may retain compensation consultants or other advisers it deems appropriate; however, the Committee’s general practice is not to use a compensation consultant. Based on the Committee’s analysis of relevant data, the Committee determines its recommendation regarding the compensation of our Chief Executive Officer during an executive session of the Committee at which the Chief Executive Officer is not present. Our Chief Executive Officer makes recommendations regarding the compensation of our other executive officers and other officers to the Committee. The Committee considers the recommendations, discusses the recommendations with our Chief Executive Officer, may discuss the matter in executive session and then makes recommendations to the full Board of Directors. The final determination as to the compensation of the Chief Executive Officer and all other officers of the Company is made by the full Board of Directors based on the recommendations of the Committee.

The Board of Directors, or an authorized committee thereof, may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards and other director compensation to maintain a transparent and readily understandable compensation program which ensures that the directors continue to receive fair and appropriate compensation for the time commitment required to discharge their duties as directors for a company of our size.

NOTICE OF POTENTIAL SHAREHOLDER NOMINATION

We have received a notice from a shareholder stating that the shareholder owns 100 shares of Common Stock and that the shareholder intends to nominate seven nominees for election to the Board of Directors at the Annual Meeting. In any such event, the Board recommends that you vote for each of the Board’s nominees for director.

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

At the meeting, the shareholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s Named Executive Officers.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our shareholders. This advisory shareholder vote, commonly known as “Say-on-Pay”, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay our Named Executive Officers through voting for or against the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2015 proxy statement pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion).”

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Additionally, your advisory vote will not be construed (i) as overruling a decision by the Company or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of the Company or the Board of Directors, (iii) to create or imply any additional fiduciary duties for the Company or the Board of Directors or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends voting “FOR” this proposal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal years ended March 31, 2015 and March 31, 2014, to each of our executive officers, including our principal executive officer and our principal financial officer (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	All Other Compensation ($)(3)	Total ($)
William E. Crow	2015	110,000	52,645	3,918	166,563
Chief Executive Officer and President	2014	110,000	95,233	4,467	209,700
Thomas Thompson	2015	90,000	44,871	3,638	138,509
Senior Vice President — Sales and Marketing	2014	90,000	80,360	4,399	174,759
Alex LaRue	2015	69,888	24,847	2,849	97,584
Vice President — Secretary and Treasurer	2014	71,604	12,648	2,873	87,125

(1)	Represents base salary.

(2)	Includes quarterly bonuses based on a percentage of our quarterly net income and Christmas bonuses, each of which is paid at the discretion of the Board of Directors.

(3)	Reflects contributions by the Company to the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan for the benefit of the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End Table

There were no unexercised options, unvested stock or unvested equity incentive plan awards outstanding as of the year ended March 31, 2015, for any of the Named Executive Officers.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers will receive the same benefits as our other employees upon termination of their employment. We maintain the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan (the “Plan”), a defined contribution and 401(k) plan. The Plan covers substantially all employees, including officers, and employees fully vest in the Plan upon six years of service. In addition, the Company maintains life insurance policies on each officer, including the Named Executive Officers. From time to time and in its discretion, the Board has approved the transfer of the applicable policy to an officer upon his retirement. At March 31, 2015, the cash surrender values of the life insurance policies held by the Company on Messrs. Crow and Thompson were approximately $221,000 and $124,000, respectively. At March 31, 2015, the life insurance policy in force on Mr. LaRue had not accumulated any cash surrender value. None of the Named Executive Officers has a change-in-control agreement with us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, our directors, executive officers and 10% shareholders must report to the SEC certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, we believe that these filing requirements have been satisfied for the fiscal year ended March 31, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock by directors, nominees for director, Named Executive Officers, executive officers and directors as a group and persons who owned of record more than 5% of the outstanding Common Stock as of July 10, 2015:

Name	Amount and Nature of Beneficial Ownership(a)		Percentage of Shares Outstanding
Dimensional Fund Advisors LP	570,459	(b)	8.4%
6300 Bee Cave Road, Building One
Austin, Texas 78746
Renaissance Technologies Holdings Corporation	456,500	(c)	6.7%
800 Third Avenue
New York, New York 10022
Durga D. Agrawal	7,000		*
Charles W. Hall	12,001		*
Alan M. Rauch	2,740		*
Max Reichenthal	1,000		*
Joel Spira	1,000		*
Joe L. Williams	15,570		*
William E. Crow	35,555		*
Thomas Thompson	0		*
Alex LaRue	1		*
Officers and directors as a group (9 persons)	74,867		1.1%

*	Less than 1%.
(a)	Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of “beneficial ownership” in the rules promulgated under the Exchange Act. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares. To our knowledge, the only other record owner of Common Stock having more than 5% of the voting power of such class of security is Cede & Co. We are informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to our knowledge, owns beneficially more than 5% of the Common Stock, except as described above.
(b)	Based upon information contained in a Schedule 13G/A filed with the SEC on February 5, 2015, and otherwise received from the listed owner, Dimensional Fund Advisors LP (“Dimensional”). Dimensional is deemed to have beneficial ownership of 570,459 shares of the Common Stock as of December 31, 2014. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, as amended, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively referred to herein as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all of the shares of Common Stock described in the table are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.
(c)	Based upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2015 by Renaissance Technologies Holdings Corporation (“Renaissance”). Renaissance is deemed to have beneficial ownership of 456,500 shares of the Common Stock as of December 31, 2014.

PROPOSAL 3:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Hein & Associates LLP (“Hein”) as independent auditor for the fiscal year ending March 31, 2016. The Audit Committee and the Board seek to have the shareholders ratify the Audit Committee’s appointment of Hein. In recommending ratification by the shareholders of such engagement, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to Hein’s independence, professional competence and standing. As a matter of good corporate governance, we are asking shareholders to ratify this appointment. Our Audit Committee continually monitors the services and fees of the independent registered public accounting firm and even if the appointment is ratified by our shareholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders. One or more representatives of Hein are expected to attend the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they wish to do so. It is also expected that Hein representative(s) will be available to respond to appropriate questions from shareholders.

Audit Fees

Regarding fiscal years 2015 and 2014, we retained Hein to provide services and incurred fees therefor as indicated in the following table:

	2015 Actual Fees	2014 Actual Fees
Audit Fees(1)	$132,300	$129,830
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$132,300	$129,830

(1)	Includes fees and expenses incurred related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

The Audit Committee has implemented pre-approval policies and procedures for all audit and non-audit services to be provided by our independent public accountants to us. With regard to all permissible non-audit services, the Audit Committee has designated the Chairman of the Audit Committee to approve in advance the provision by the independent public accountants of such services.

There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X (17 CFR Part 210) during fiscal year 2015.

Vote Required for Approval

In order to be approved, Proposal No. 3 must receive the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal, and will have no effect on the outcome of the vote on this proposal. If the selection of Hein is not ratified, the Audit Committee will consider whether we should select another independent registered public accounting firm.

The Board of Directors recommends voting “FOR” this proposal.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be included in our proxy statement and form of proxy for the 2016 Annual Meeting of Shareholders must be received at our principal executive offices at 19747 Hwy 59 N, Suite 200, Humble, Texas 77338 on or before May 1, 2016. Proposals from shareholders for the 2016 Annual Meeting of Shareholders received at our principal executive offices after May 1, 2016, will be considered untimely.

GENERAL

Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

The cost of solicitation of proxies in the accompanying form will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile or personal interviews. The Company has retained D.F. King & Co., Inc. in order to provide consultation and proxy solicitation services on behalf of the Company in connection with its 2015 Annual Meeting of Shareholders and anticipates costs of approximately $         .

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you call or write us at the following address or phone number: P.O. Box 62388, Houston, Texas 77205, phone: 713-672-9433, Attention: Investor Relations. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Appendix A

FRIEDMAN INDUSTRIES, INCORPORATED

SECOND AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Friedman Industries, Incorporated (the “Company”) has established an Audit Committee (the “Committee”). This Second Amended and Restated Audit Committee Charter (the “Charter”) sets forth certain matters with respect to the Committee.

I.    Structure and Qualifications

The Committee shall consist of not less than three directors elected by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independent and all other requirements adopted from time to time by the U.S. Securities and Exchange Commission (the “SEC”) or the NYSE MKT.

II.    Compensation

Fees for serving as a member of the Board or on any committee of the Board are the only compensation a Committee member may receive from the Company.

III.    Meetings

The Committee shall meet at least once per fiscal quarter. The Committee shall meet periodically with management and representatives of the independent auditor in separate executive sessions in furtherance of its purposes.

IV.    Responsibilities

The Board has delegated the following authority to the Committee:

1.	The Committee shall have the sole authority to select, engage, evaluate, retain, and, when appropriate, terminate the independent auditor of the Company as well as approve all audit engagement fees and terms and all non-audit engagements with independent public accountants. The Committee shall consult with management regarding such engagements but shall not delegate these responsibilities thereto; provided, however, that, in addition to those permissible non-audit services pre-approved by the Committee, pre-approvals of further permissible non-audit services may be delegated to a single member of the Committee, provided such approvals are reviewed with the Committee at its next meeting. The Committee shall be directly responsible for the oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work and the independent auditor shall report directly to the Committee.

2.	The Committee shall review with the independent auditor the planned scope of its examination and the results thereof.

3.	The Committee shall review with the independent auditor any audit problems or difficulties and management’s response thereto, and, upon the request of the Committee, the independent auditor shall provide to the Committee copies of all written communications to Company management in any way related to such problems or difficulties.

4.	The Committee shall review any financial reporting issues and practices, including changes in or adoption of accounting principles and disclosure practices having a material impact on the obligations or financial statements of the Company.

5.	The Committee shall review filings made with the SEC when such review is required by the SEC.

6.

The Committee shall review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder,

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including: (a) the Company’s disclosure controls and procedures and evaluations thereof; and (b) internal controls for financial reporting and evaluations thereof.

7.	The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to release to the public.

8.	The Committee shall recommend whether the audited financial statements should be included in the Company’s annual reports.

9.	The Committee shall obtain and review, at least annually, a formal written statement from the Company’s independent auditor delineating: (a) the independent auditor’s internal quality-control procedures; (b) any issues raised by the most recent quality-control review, or peer review, of the firm and the procedures or solutions used to address them; and (c) all relationships between the independent auditor and the Company.

10.	The Committee shall inquire of management and the independent auditor to assure that the independent auditor has not engaged in any prohibited activities within the provisions of section 10A(g) of the Securities Exchange Act of 1934, as amended.

11.	The Committee shall review and consider the independence of the independent auditor.

12.	The Committee shall set hiring policies for employees or former employees of the independent auditor.

13.	The Committee shall ensure that the lead audit partner of the independent auditor and that firm’s audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, as amended.

14.	The Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received from any third party by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.	The Committee may obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. Pursuant to approval of this Charter, no further requirement of Board approval for such engagements is required.

16.	The Committee shall review and oversee any related party transactions between the Company and any of its directors or executive officers.

17.	The Committee may hold such other conferences and conduct such other reviews with the independent auditor or with management as may be desired either by the Committee or the independent auditor.

18.	The Committee shall report regularly to the Board and submit to the Board any recommendations the Committee may have from time to time.

19.	The Committee shall review and reassess this Charter annually and conduct an annual review of the work of the Committee, including review of: (a) major issues regarding accounting principles and financial statement presentations; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) earnings press releases.

20.	The Committee, from time to time, may adopt rules and make provisions as deemed appropriate for (a) the conduct of its meetings; (b) considering, acting upon and recording matters within its authority; and (c) making such reports to the Board as it may deem appropriate, giving due consideration to the Committee’s need to treat certain matters confidentially, provided only that such rules and provisions do not conflict with the articles of incorporation or the bylaws of the Company.

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Appendix B

FRIEDMAN INDUSTRIES, INCORPORATED

CHARTER OF THE NOMINATING COMMITTEE

Friedman Industries, Incorporated (the “Company”) has established a Nominating Committee (the “Committee”). This Charter sets forth certain matters with respect to the Committee.

I.    Structure and Qualifications

The Committee shall consist of at least three directors appointed by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independence and all other requirements adopted from time to time by the U.S. Securities and Exchange Commission (the “SEC”) or the NYSE MKT.

II.    Meetings

The Committee shall meet at least one time each year and otherwise as frequently and at such times as necessary to carry out its responsibilities.

III.    Responsibilities

The Board has delegated the following authority to the Committee:

1.	The Committee shall work together with the Chairman of the Board and the Chief Executive Officer to identify and consider candidates to be nominated for election as directors. In connection therewith, the Committee shall consider that a majority of the members of the Board must qualify as independent as defined by NYSE MKT. In addition, the Committee shall consider the following qualifications in assessing director candidates:

(a)	An understanding of business and financial affairs and the complexities of a business organization;

(b)	A record of competence and accomplishments through leadership in industry, education, the professions or government;

(c)	A genuine interest in representing all of the shareholders and the interest of the Company overall;

(d)	A willingness to maintain a committed relationship with the Company as a director;

(e)	A willingness and ability to spend the necessary time required to function effectively as a director;

(f)	A reputation for honesty and integrity; and

(g)	Such other additional qualifications as the Committee may establish from time to time, taking into account the composition and expertise of the entire Board.

2.	The Committee shall recommend to the Board (i) the nominees for directors to be elected at the Company’s annual meeting and (ii) individuals to be elected to fill any vacancies occurring on the Board from time to time.

3.	The Committee shall review potential conflicts of interest of directors which might interfere with Board service.

4.	The Committee shall make determinations, with the advice of legal counsel, concerning the “independence” of Board members for corporate governance purposes and to make other determinations as required under SEC and NYSE MKT rules and regulations.

5.	The Committee shall review the appropriateness of continued Board membership of a director who experiences a change in employment, board membership of another company or other relevant matter.

6.	The Committee shall perform such other functions as required by law or SEC or NYSE MKT requirements.

7.	The Committee shall report to the Board at least annually and at the Board meeting immediately following each meeting of the Committee.

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ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN INDUSTRIES, INCORPORATED

August 28, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The accompanying Proxy Statement, form of Proxy Card and a copy of our 2015 Annual Report to Shareholders are available at http://www.friedmanindustries.com/proxy.htm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20703000300000000000 5	082815

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. The Board of Directors recommends a vote “FOR” the election of all of the nominees for Director.
Proposal 1 - Election of Directors:				2.	The Board of Directors recommends a vote “FOR” Proposal 2.
		NOMINEES:				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	O W. Crow

Proposal 2 - To approve the following non-binding, advisory resolution: “Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement dated             , 2015 pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion).”

						☐	☐	☐
O D. Agrawal
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O C. Hall O A. Rauch
O M. Reichenthal
☐	FOR ALL EXCEPT (See instructions below)	O J. Spira O J. Williams

				3.	The Board of Directors recommends a vote “FOR” Proposal 3.
						FOR	AGAINST	ABSTAIN
				Proposal 3 - To ratify the selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016.		☐	☐	☐

				4.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement dated , 2015 relating to such meeting, receipt of which is hereby acknowledged.

Unless otherwise directed by the shareholder, this proxy will be voted for the director nominees listed in Proposal 1 and for Proposal 2 and Proposal 3. Any proxy or proxies heretofore given by the undersigned are hereby revoked.

Please sign below and return in the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢			¢

0	¢

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY – ANNUAL MEETING OF SHAREHOLDERS – AUGUST 28, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Friedman Industries, Incorporated (the “Company”) hereby appoints Alex LaRue and William Crow, and each of them, proxies of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, on Friday, August 28, 2015, at 11:00 a.m. (Central Time), and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

(Continued and to be signed on the reverse side)

¢ 1.1	14475 ¢